Exhibit 10.37


                               ** CONFIDENTIAL **
                          TECHNOLOGY TRANSFER AGREEMENT

     THIS TECHNOLOGY TRANSFER AGREEMENT ("Agreement") is made this 18th day of December, 1997, by and among Square Wave Systems, Ltd. ("SWS"), Hugh Lewis d/b/a Square Wave Technology ("Lewis/SWT") and Longport, Inc. ("Longport").

     WHEREAS, in conjunction with UMDS, Lewis/SWT and SWS developed a high frequency ultrasound skin scanner ("UMDS Scanner"). (For the purposes of the document, nothing shall be implied in this name, other than the identity of those developing it; rather, it is further defined below);

     WHEREAS, Quality Medical Imaging, Ltd. (a corporation registered in the United Kingdom, hereafter "QMI"), UMDS, Lewis/SWT and SWS applied for a patent pertaining to the UMDS Scanner, entitled "Apparatus for Ultrasonic Tissue Investigation," bearing International Application No. PCT/GB96/00566 ("the Patent Application");

     WHEREAS, OMI has sold and assigned its rights and interests in the Patent Application to UMDS and UMDS has assigned said rights to Longport in a separate agreement;

     WHEREAS, Supra Medical Corp. has filed a civil action in the United States District Court for the Eastern District of Pennsylvania, captioned Supra Medical



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Corp. v James R.  McGonigle,  et al, Civil Action No.  96-3737,  against,  among others,  UMDS  Dr.  Mary  Dyson,  Lewis/SWT  and SWS and  Longport  (the  "Supra
Action");

     WHEREAS, the parties to the Supra Action desire to settle and dismiss the action and Longort and its counsel have successfully obtained a release for Hugh Lewis from that action as part of the consideration for this Agreement;

     WHEREAS, as a part of that settlement and resolution, SWS and Lewis/SWT are willing to trnasfer both the technology defined in paragraph 5 below and any and all interests in presently exisitng UMDS scanner patents as Lewis/SWT and SWS may own in and to the technology embodied in the UMDS Scanner and as set forth herein to Longport, and Longport is willing to receive from Lewis/SWT and SWS, such rights, with certain exceptions set forth herein;

     NOW, THEREFORE, in consideration of the promises and agreements set forth herein, Lewis/SWT and SWS and Longport agree as follows:

     1. Lewis/SWT and SWS hereby quitclaims, assigns and transfers to Longport all rights they have to any patents covering the UMDS Scanner.

     2. "Third-Party Technology" shall mean computer hardware and software used in the UMDs Scanner and it development, that is developed and commercially marketed by third parties, including with limitation "off-the-shelf" hardware and operating system software.



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     3.  Lewis/SWT  and SWS hereby also  assign and  transfers  to Longport  all rights, title, and interest in and to the Patent Application and in a certain patent issued by The Republic of South Africa regarding the same invention having reference number 9504751.0, loged on 11/3/96.

     4. Longport shall be solely responsible for renewing and prosecuting the Patent Application, including paying any and all costs associated with renewing and prosecuting the Patent Application, and for renewing or maintaining any other patent or patent application applicable to the UMDS Scanner;

               DEFINITION OF LEWIS/SWT AND SWS SCANNER TECHNOLOGY
               --------------------------------------------------

     The following defines the Lewis/SWT/SWS Scanner Technology ("SWS Scanner Technology"):

     5. All of the designs and know how to build and use the UMDS scanner along with the scanner control software, electronics, designs, circuit diagrams, pcb layouts, programmable ic codes (firmware), mechanical designs, bills of materials and manufacturing know how, including the original source code and development environment configuration settings into form of "coputer files" but not any third party tools to view or modify designs (By way of non-exclusive example, windows 95 and Orcad Design tools). All of the above referenced material is marked as "copyrighted" by Lewis/SWT and SWS and are deemed proprietary trade secrets. All said material shall be marked and maintained as "confidential" at all times. This material is presently in the possession of Hugh Lewis and copies of same will be made available to Longport at any time upon request. Longport will at all times maintain the secrecy and confidentiality of said materials as well.)



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     6.  Lewis/SWT  and SWS hereby also grants to Longport an exclusive  paid-up right and license throughout the world to use, produce and distribute the SWS scanner technology defined in paragraph 5 herein, solely for use in high frequency medical ultrasound skin scanner products, without any further payments beyond the payments described herein. Longport shall not use the SWS scanner technology for any purpose other than in high frequency medical ultrasound skin scanners without the prior written consent of LEWIS/SWT and SWS.

     7. Longport acknowledges and agrees that, subject to the exclusive license granted to Longport in Paragraph 6, ownership of the SWS scanner technology discussed in paragraph 5 shall remain with Lewis/SWT and SWS. In addition, Lewis/SWT and SWS shall retain the right to use said SWS scanner technology in any products or service other than high frequency medical ultrasound skin scanners. This covenant not to compete includes any indirect use by Lewis/SWT or SWS through a third party or entity.

     8. Lewis/SWT and SWS shall not directly or indirectly market or sell any UMDS Scanners to others in competition with Longport.

     9. Any and all agreements or letters of intent between Longport, Inc., and Lewis/SWT and SWS are void and this agreement now supercedes and controls.



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     10. In  consideration  of all of the agreements set forth herein,  Longport shall, for five (5) years, commencing with Longport's fiscal year following the year in which the United States Food and Drug Administration classifies and approves the Lewis/SWT and SWS Scanner technology (or such other high frequency ultrasound skin scanner that incorporates any of the Intellectual Property Rights in the UMDS Scanner and that is marketed by Longport in lieu of the UMDS Scanner) in accordance with the 1976 Medical Device Amendments to the Food, Drug and Cosmetic Act, pay to Lewis/SWT and SWS a grand total of two percent (2%) (to be shared between them as they deem fit) of Longport's annual gross revenues stated in its audited financial statements. Longport shall make each such payment to Lewis/SWT and SWS upon the sooner of thirty (30) days after preparation of its audited financial statement or ninety (90) days after the conclusion of its fiscal year,

     11. Longport shall bear sole responsibility to make whatever applications may be required to obtain classification and approval of the UMDS Scanner in accordance with the 1976 Medical Device Amendments to the Food, Drug and Cosmetic Act and to pay any and all costs associated therewith. Moreover, Longport shall use its "best efforts" to obtain said approval at the earliest possible date. Upon written request, Longport shall advise Lewis/SWT and SWS of its efforts regarding FDA approval. Moreover, Longport will permit Hugh Lewis to inspect and copy documents relative to said FDA applications so long as Hugh Lewis acknowledges that said information is the confidential property of Longport.



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     12. If Longport  acquires or obtains,  by any means, any other company,  or the assets or property of any other entity, Longport will remain obligated to pay Lewis/SWT and SWS full consideration calculated in accordance with this Agreement at Paragraphs 10 above and 13 below.

     13, In the event that Longport acquires assets and Paragraph 12 above applies, or is acquired by or merged into another company entity (whether by transfer of shares or the sale of assets) (the "Acquiring Party"), or transfers to a third party the Intellectual Property Rights in the UMDS Scanner or SWS scanner technology, then Longport, as the case may be, shall: a) promptly notify Lewis/SWT and SWS of such acquisition and/or technology transfer; b) require by written agreement that the Acquiring party or such third party honor and fully comply with the terms of this Agreement; and c) create a subsidiary, or require by written agreement that the Acquiring Party or such third party create a subsidiary consisting solely of that business Longport is involved in relating to the promotion of its scanner technology for the remainder of the five-year term during which Longport is obligated to make payments to Lewis/SWT and SWS in accordance with Paragraph 10 above, without transferring or diluting the income and/or assets of Longport for the remainder of such term. The payment obligations of Longport with respect to such subsidiary shall be only as to revenues received from the use of such acquired assets or by such subsidiary in the business in which high frequency ultrasound is used.

     14. If Longport fails to make any payment to Lewis/SWT and SWS in accordance with Paragraph 10 above, and Longport fails to cure such failure within thirty (30) days of written notice thereof from Lewis/SWT and SWS, then

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the Lewis/SWT and SWS Parties shall, notwithstanding the transfer and license of
Intellectual  Property  Rights  to the UMDS  Scanner  herein,  have the right to
market,   manufacture  and  sell  UMDS  Scanners   directly  and  indirectly  in
competition with Longport.

     15. Longport shall use its "best efforts" to maximize the use of the UMDS Scanner in medical care. Upon request, it will advise Hugh Lewis of the status of those efforts. Lewis/SWT and SWS shall maintain in confidence, and shall not disclose to any third party, any information included within such reports from Longport that constitutes proprietary and confidential information of Longport, and that is not in the public domain or previously known by Lewis/SWT and SWS.

     16. ALL OF THE RIGHTS AND LICENSES ASSIGNED OR LICENSED BY LEWIS/SWT SWS TO LONGPORT IN THIS AGREEMENT ARE TRANSFERRED OR LICENSED SOLELY ON AN "AS IS" BASIS. LEWIS/SWT AND SWS WARRANTS TO LONGPORT THAT, EXCEPT FOR SUCH RIGHTS IN THE UMDS SCANNER AND SWS SCANNER TECHNOLOGY AS ARE OWNED BY UMDS, LEWIS/SWT AND SWS OWNS THE RIGHTS LICENSED TO LONGPORT IN THIS AGREEMENT. LEWIS/SWT AND SWS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS IN THE UMDS SCANNER AND SWS SCANNER TECHNOLOGY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR




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PARTICULAR PURPOSE.  WITHOUT LIMITING THE FOREGOING,  LEWIS/SWT AND SWS MAKES NO
WARRANTY THAT THE UMDS SAANNER OR SWS SCANNER TECHNOLOGY, THE INTELLECTUAL PROPERTY RIGHTS THEREIN, DO NOT INFRINGE OR VIOLATE THE PROPRIETARY RIGHTS OF A THIRD PARTY.

     17. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR MATTERS TO BE INDEMNIFIED HEREUNDER, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF LEWIS/SWT AND SWS EXCEED THE SUMS RECEIVED FROM LONGPORT PURSUANT TO PARAGRAPH 10 HEREUNDER.

     18. Longport agrees, at its expense, to carry and maintain in force Commercial General Liability Insurance (including products liability and contractual liability coverages) with minimum limits of $1 million combined single limit and combined bodily injury and property damage per occurrence, which policy of insurance shall include Lewis/SWT and SWS as an additional insured. Longport shall also defend and hold Lewis/SWT and SWS, its officers, directors, employees and agents harmless from any losses, damages, injuries, suits, claims, actions or proceedings (hereafter "Claim") arising from a claim or allegation that the UMDS Scanner, SWS Scanner Technology (or the rights granted herein to Longport) (a) violates any applicable safety or regulatory


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standard,  or (b) has caused injury or damage (including death) to the person or property of another arising from defects in materials, design or construction thereof, or (c) infringes any patents, utility models, copyrights, trade secrets, or any other intellectual property rights of a third party, provided that (a) Longport's indemnification obligation hereunder shall apply only to the amounts by which the costs of defense, losses, damages, and injuries incurred by Lewis/SWT and SWS exceed, in any calendar year, the royalties actually received by Lewis/SWT and SWS from Longport under this Agreement during such calendar year, and (b) Longport is promptly notified of any Claim, given all reasonable assistance required, and permitted to direct the defense. Absent a conflict which renders joint representation unfeasible, Longport shall retain legal counsel to represent UMDS SWS and Lewis/SWT. Longport shall have no liability for settlement or costs incurred without its consent. Longport shall provide a copy of the above-referenced insurance documentation to Lewis/SWT and SWS upon request.

     19. This Agreement is expressly conditional upon (a) the execution and delivery by all parties to the Supra Action of the Release and Settlement Agreement to which this Agreement is an addendum, and (b) the dismissal with prejudice of the Supra Action.


     20. This Technology Transfer Agreement contains the "entire agreement" between Lewis/SWT, SWS and Longport, and the terms hereof are contractual and not a mere recital. Any amendments, modifications or revisions to the terms of


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this Technology Transfer Agreement must be set forth in a further writng, signed by or on behalf of Lewis/SWT, SWS and Longport.

     21. The undersigned state that they have carefully read this Technology Transfer Agreement and that in executing this agreement on behalf of any entity they represent, they are authorized to act on behalf of that entity they represent, they nd have signed the agreement with the full knowledge and approval of the party for whom they have signed the agreement.

     22. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute but one and the same instrument.

     23. This Agreement is being made and entered into solely for the benefit of the parties hereto, and the parties do not intend hereby to create any rights in favor of any other person as a third party beneficiary of this Agreement or otherwise.

     24. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations. If the parties are unable to resolve the dispute by negotiations, and unless the sum in dispute is less than twenty-five thousand dollars ($25,000) or unless the parties otherwise agree to exempt such dispute from the requirement for mandatory arbitration, such dispute shall be settled by binding arbitration, conducted on a confidential basis, under the then current Commercial Arbitration Rules of the American Arbitration Association ("the Association") strictly in accordance with

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with the terms of this Agreement and the substantive law of the  Commonwealth of
Pennsylvania. The arbitration shall be held at a mutually agreeable location in Philadelphia, Pennsylvania, and conducted in accordance with the Federal Rules of Evidence by one arbitrator, which arbitrator shall be chosen from a list of attorneys who are members of the Association's commercial arbitration panel. The
arbitrator  chosen  to  arbitrate  the  dispute  must  be  knowledgeable   about
technology licensing. If the parties cannot promptly, within thirty (30) days, agree on the selection of the arbitrator, the arbitrator(s) will be chosen pursuant to the Commercial Arbitration Rules of the Association. The costs of the arbitration, including the fees to be paid to the arbitrator(s), shall be shared equally by the parties to the dispute. The Judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator is not empowered to award any consequential, incidental, punitive, or exemplary damages. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages.

     25. This Agreement has been drafted jointly and is not to be construed against one party more strictly than against another.


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     IN WITNESS  THEREOF,  and intending to be fully bound  hereby,  we have set here unto our hand in seal.


WITNESSED BY:                                 LONGPORT, INC.


                                              /s/  James R. McGonigle
-----------------------------                 ----------------------------------
Dated: December 18, 1997                      James R. McGonigle, President



WITNESSED BY:                                 SQUARE WAVE SYSTEMS


                                              /s/  Hugh Lewis            [SEAL]
-----------------------------                 ----------------------------------
Dated:  18th December 1997                    Hugh Lewis on behalf of himself
                                              and SWS and SWT







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